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                                                                    Exhibit 23.2

                              September 25, 1996

Luther Medical Products, Inc.
14332 Chambers Road
Tustin, California  92680


Gentlemen:

     I hereby consent to the use of my name in the Prospectus on Form S-8, File No. 33-15612, and the use of my opinion as an exhibit to said Registration Statement with the amendment of said Registration Statement by the incorporation of the Annual Report on Form 10-KSB, File No. 0-9570, of Luther Medical Products, Inc. for the fiscal year ended June 30, 1996.

                              Respectfully submitted,



                              Robert L. Pike